Exhibit 99.1

FOR IMMEDIATE RELEASE

April 25, 2019

Columbia Banking System Announces First Quarter 2019 Results,
Quarterly and Special Cash Dividends

Highlights

•	Record first quarter net income of $45.9 million and diluted earnings per share of $0.63

•	Net loans increased $129.3 million, or 6.2% on an annualized basis from record first quarter loan production of $365.8 million

•	Net interest margin of 4.32%, a decrease of 4 basis points from the fourth quarter of 2018; operating net interest margin(1) remained stable at 4.33%

•	Nonperforming assets to period end assets ratio improved to 0.45%

•	Regular cash dividend and the special cash dividend declared were $0.28 and $0.14, respectively, with the ability to repurchase up to 2.9 million shares, or approximately 4% of outstanding shares

TACOMA, Washington, April 25, 2019 -- Hadley Robbins, President and Chief Executive Officer of Columbia Banking System and Columbia Bank (NASDAQ: COLB) (“Columbia”), said today upon the release of Columbia’s first quarter 2019 earnings, “I would like to take this opportunity to express my appreciation for the high level of collaboration and commitment of our employees in creating value for our customers and shareholders. Their collective efforts represent the most significant catalyst in generating the record level of net income and earnings per share posted in the first quarter.”

__________
(1) Operating net interest margin (tax equivalent) is a non-GAAP measure. See the section titled "Non-GAAP Financial Measures" in this earnings release for the reconciliation of operating net interest margin (tax equivalent) to net interest margin.

Balance Sheet
Total assets at March 31, 2019 were $13.06 billion. Loans were $8.52 billion, up $129.3 million, or 6.2% annualized, from December 31, 2018 as a result of loan originations of $365.8 million. Securities available for sale were $3.03 billion at March 31, 2019, a decrease of $140.2 million from $3.17 billion at December 31, 2018 as earning assets rotated into loans. Total deposits at March 31, 2019 were $10.37 billion, a decrease of $89.1 million from December 31, 2018. Core deposits comprised 95% of total deposits and were $9.90 billion at March 31, 2019, a decrease of $74.9 million from December 31, 2018. Deposit mix remained fairly consistent from December 31, 2018 with 49% noninterest-bearing and 51% interest-bearing. The average cost of total deposits for the quarter was 18 basis points, an increase of 4 basis points from the fourth quarter of 2018, on an actual/actual basis. For additional information regarding this calculation, see the “Net Interest Margin” section.
Clint Stein, Columbia’s Executive Vice President and Chief Operating Officer, stated, “We achieved record loan production for the first quarter which, coupled with moderating headwinds from pay down activity, led to very solid loan growth during the quarter. Our bankers continue to take market share and earn new relationships on both sides of the balance sheet.” Mr. Stein continued, “Our typical seasonal decline in deposits masked the significant new business development wins our teams achieved.”
Income Statement
Net Interest Income
Net interest income for the first quarter of 2019 was $121.0 million, a decrease of $2.9 million from the linked quarter and an increase of $5.5 million from the prior year period. The decrease from the linked quarter was primarily due to higher average Federal Home Loan Bank (“FHLB”) advance balances combined with a nominal increase in the rates on our interest-bearing demand and money market accounts. The increase from the prior year period was a combination of higher rates on earning assets and higher volumes of loans and taxable securities. For additional information regarding net interest income, see the “Net Interest Margin” section and the “Average Balances and Rates” tables.
Noninterest Income
Noninterest income was $21.7 million for the first quarter of 2019, an increase of $1.3 million from the fourth quarter of 2018. The linked quarter increase was principally due to the $1.8 million gain from the sale of securities during the quarter. Compared to the first quarter of 2018, noninterest income decreased $1.4 million. The decrease from the prior year period was due to lower card revenue during the current quarter because, as of July 1, 2018, we became subject to the interchange fee cap imposed under the Dodd-Frank Act. In addition, loan revenue decreased compared to the first quarter of 2018 due to lower gains recorded on the sale of SBA loans coupled with lower interest rate swap fee income. Other noninterest income also declined as a result of a gain on the sale of a credit card portfolio that was recorded during the first quarter of 2018. Partially offsetting these decreases was the previously noted $1.8 million of investment securities gains in the current quarter.
Noninterest Expense
Total noninterest expense for the first quarter of 2019 was $84.7 million, a decrease of $2.3 million from the fourth quarter of 2018. After removing the effect of acquisition-related expenses for the linked quarter, noninterest expense decreased $1.8 million due to lower legal and professional fees and other expenses which were partially offset by an increase in compensation and benefits expense. The decrease in legal expense was due to lower expenses related to problem loans, while professional fees declined as a result of lower expenses related to corporate initiatives during the first quarter. Other expenses decreased as a result of a $550 thousand recapture of the loan loss reserve on off-balance sheet liabilities during the quarter compared to an expense of $375 thousand during the linked quarter.
Compared to the first quarter of 2018, noninterest expense decreased by $1.3 million. After removing the acquisition-related expenses of $4.3 million from the first quarter of 2018, year over year noninterest expense increased $3.0 million, or 4%. This increase was primarily driven by higher compensation and employee benefits and legal and professional expenses partially offset by a decrease in other expenses. Other expenses decreased as a result of a $550 thousand recapture of the loan loss reserves on off-balance sheet liabilities during the quarter compared to an expense of $1.2 million during the first quarter of 2018.
Net Interest Margin
Beginning first quarter 2019, net interest margin was calculated using the actual number of days and on an Actual/Actual basis. This change was done to provide more meaningful trend information, on a quarterly basis, for our net interest margin regardless of the number of days in the quarter. Prior periods, which were previously reported on a 30/360 basis, have been restated to conform to the current basis.

Columbia’s net interest margin (tax equivalent) for the first quarter of 2019 was 4.32%, a decrease of 4 basis points from the linked quarter and an increase of 4 basis points from the prior year period. The decrease in the net interest margin for the current quarter as compared to the linked quarter was due to higher average FHLB advance balances combined with lower loan discount accretion income during the quarter. The increase from the prior year period was a combination of higher rates paid on loans and taxable securities and higher volumes of these interest-earning assets partially offset by higher average FHLB advances.
Columbia’s operating net interest margin (tax equivalent)(2) was 4.33% for the first quarter of 2019, which was effectively flat compared to the linked quarter and increased 9 basis points from the prior year period. The increase in the operating net interest margin for the current quarter compared to the prior year quarter was due to higher rates on interest-earning assets, which more than offset the increase in rates on interest-bearing liabilities.
Greg Sigrist, Columbia’s Executive Vice President and Chief Financial Officer, commented, “Our client franchise has continued to be a remarkable source of strength, as reflected in our total deposit cost.”
The following table shows the impact to interest income resulting from income accretion on acquired loan portfolios as well as the net interest margin and operating net interest margin:

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2019	2018	2018	2018	2018
	(dollars in thousands)
Incremental accretion income due to:
FDIC purchased credit impaired loans	$288	$395	$585	$326	$329
Other acquired loans	1,747	2,218	2,643	2,690	3,370
Incremental accretion income	$2,035	$2,613	$3,228	$3,016	$3,699

Net interest margin (tax equivalent) (1)	4.32%	4.36%	4.37%	4.30%	4.28%
Operating net interest margin (tax equivalent) (1)(2)	4.33%	4.34%	4.34%	4.28%	4.24%
__________
(1) Beginning January 2019, net interest margin (tax equivalent) and operating net interest margin (tax equivalent) were calculated using the actual number of days on an Actual/Actual basis. This change was done to provide more meaningful trend information, on a quarterly basis, for our net interest margin regardless of the number of days in the quarter. Prior periods, which were previously reported on a 30/360 basis, have been restated to conform to the current basis.
(2) Operating net interest margin (tax equivalent) is a non-GAAP financial measure. See the section titled “Non-GAAP Financial Measures” in this earnings release for the reconciliation of operating net interest margin (tax equivalent) to net interest margin.

Asset Quality
At March 31, 2019, nonperforming assets to total assets were 0.45% compared to 0.46% at December 31, 2018. Total nonperforming assets decreased $2.2 million from the linked quarter due to a decrease in nonaccrual loans.

Andy McDonald, Columbia’s Executive Vice President and Chief Credit Officer, commented, “It was a stable quarter for the bank from a credit perspective as nonperforming assets to total assets ticked down to 0.45% which is below our general target of 0.50%. We continued to have modest net charge-offs and provisions for loan losses.”
The following table sets forth information regarding nonaccrual loans and total nonperforming assets:

	March 31, 2019	December 31, 2018
	(in thousands)
Nonaccrual loans:
Commercial business	$35,577	$35,513
Real estate:
One-to-four family residential	923	1,158
Commercial and multifamily residential	13,301	14,904
Total real estate	14,224	16,062
Real estate construction:
One-to-four family residential	—	318
Total real estate construction	—	318
Consumer	2,814	2,949
Total nonaccrual loans	52,615	54,842
Other real estate owned and other personal property owned	6,075	6,049
Total nonperforming assets	$58,690	$60,891

The following table provides an analysis of the Company’s allowance for loan and lease losses:

	Three Months Ended
	March 31, 2019	December 31, 2018	March 31, 2018
	(in thousands)
Beginning balance, loans excluding PCI loans	$79,758	$79,770	$68,739
Beginning balance, PCI loans	3,611	4,017	6,907
Beginning balance	83,369	83,787	75,646
Charge-offs:
Commercial business	(1,249)	(2,861)	(2,477)
One-to-four family residential real estate	(2)	—	—
Commercial and multifamily residential real estate	—	(557)	(223)
One-to-four family residential real estate construction	(170)	—	—
Consumer	(478)	(421)	(264)
Purchased credit impaired	(1,089)	(1,076)	(1,343)
Total charge-offs	(2,988)	(4,915)	(4,307)
Recoveries:
Commercial business	480	535	802
One-to-four family residential real estate	17	19	172
Commercial and multifamily residential real estate	31	19	159
One-to-four family residential real estate construction	60	1,000	19
Consumer	238	384	260
Purchased credit impaired	705	751	1,224
Total recoveries	1,531	2,708	2,636
Net charge-offs	(1,457)	(2,207)	(1,671)
Provision for loan and lease losses, excluding PCI loans	1,344	1,870	6,975
Provision (recapture) for loan and lease losses, PCI loans	18	(81)	(1,123)
Provision for loan and lease losses	1,362	1,789	5,852
Ending balance, loans excluding PCI loans	80,029	79,758	74,162
Ending balance, PCI loans	3,245	3,611	5,665
Ending balance	$83,274	$83,369	$79,827
The allowance for loan and lease losses to period end loans was 0.98% at March 31, 2019 compared to 0.99% at December 31, 2018. For the first quarter of 2019, Columbia recorded a net provision for loan and lease losses of $1.4 million compared to a net provision of $1.8 million for the linked quarter and a net provision of $5.9 million for the comparable quarter last year. The net provision for loan and lease losses recorded during the current quarter consisted of $1.3 million of provision expense for loans, excluding PCI loans and a provision of $18 thousand for PCI loans.

Organizational Update
As described in our Annual Report on Form 10-K for the year ended December 31, 2018, our Board of Directors recently approved a stock repurchase program for up to 2.9 million shares, or approximately 4% of outstanding stock.
“Columbia is committed to driving long term shareholder value, and we believe that having a share repurchase program as part of our capital strategy increases the options we have available to achieve this goal,” said Hadley Robbins, President and Chief Executive Officer.
During the quarter, Columbia Bank’s Board of Directors was recognized by Seattle Business Magazine with its “Governance Award” for their service to the bank and the community. In addition, we were pleased to be recognized as one of the “Best Places to Work in Idaho” by Populus Marketing Research.
Cash Dividend Announcement
Columbia will pay a regular cash dividend of $0.28 per common share and a special cash dividend of $0.14 per common share on May 22, 2019 to shareholders of record as of the close of business on May 8, 2019.
Conference Call Information
Columbia’s management will discuss the first quarter 2019 financial results on a conference call scheduled for Thursday, April 25, 2019 at 10:00 a.m. Pacific Daylight Time (1:00 p.m. EDT). Interested parties may join the live-streamed event by using the site:
https://engage.vevent.com/rt/columbiabankingsysteminc~042519
The conference call can also be accessed on Thursday, April 25, 2019 at 10:00 a.m. Pacific Daylight Time (1:00 p.m. EDT) by calling 888-286-8956; Conference ID: 6052807.
A replay of the call can be accessed beginning Friday, April 26, 2019 using the site:
https://engage.vevent.com/rt/columbiabankingsysteminc~042519

About Columbia
Headquartered in Tacoma, Washington, Columbia Banking System, Inc. is the holding company of Columbia Bank, a Washington state-chartered full-service commercial bank with locations throughout Washington, Oregon and Idaho. For the 12th consecutive year, the bank was named in 2018 as one of Puget Sound Business Journal's “Washington’s Best Workplaces.” For the 8th consecutive year, Columbia was included in the 2019 Forbes America’s Best Bank list.
More information about Columbia can be found on its website at www.columbiabank.com.

Note Regarding Forward-Looking Statements
This news release includes forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements include, but are not limited to, descriptions of Columbia’s management’s expectations regarding future events and developments such as future operating results, growth in loans and deposits, continued success of Columbia’s style of banking and the strength of the local economy. The words “will,” “believe,” “expect,” “intend,” “should,” and “anticipate” or the negative of these words or words of similar construction are intended in part to help identify forward looking statements. Future events are difficult to predict, and the expectations described above are necessarily subject to risks and uncertainties, many of which are outside our control, that may cause actual results to differ materially and adversely. In addition to discussions about risks and uncertainties set forth from time to time in Columbia’s filings with the Securities and Exchange Commission, available at the SEC’s website at www.sec.gov and the Company’s website at www.columbiabank.com, include the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual reports on Form 10-K and quarterly reports on Form 10-Q, (as applicable), factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following: (1) local, national and international economic conditions may be less favorable than expected or have a more direct and pronounced effect on Columbia than expected and adversely affect Columbia’s ability to continue its internal growth at historical rates and maintain the quality of its earning assets; (2) changes in interest rates could significantly reduce net interest income and negatively affect funding sources; (3) projected business increases following strategic expansion or opening or acquiring new branches may be lower than expected; (4) costs or difficulties related to the integration of acquisitions may be greater than expected; (5) competitive pressure among financial institutions may increase significantly; (6) failure to maintain effective internal controls over financial reporting or disclosure controls and procedures may adversely affect our business; (7) reliance on and cost of technology may increase; and (8) legislation or regulatory requirements or changes may adversely affect the businesses in which Columbia is engaged. We believe the expectations reflected in our forward-looking statements are reasonable, based on information available to us on the date hereof. However, given the described uncertainties and risks, we cannot guarantee our future performance or results of operations and you should not place undue reliance on these forward-looking statements which speak only as of the date hereof. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws. The factors noted above and the risks and uncertainties described in our SEC filings should be considered when reading any forward-looking statements in this release.

Contacts:	Hadley S. Robbins,
President and
Chief Executive Officer

Gregory A. Sigrist,
Executive Vice President and
Chief Financial Officer

Investor Relations
InvestorRelations@columbiabank.com
253-305-1921

CONSOLIDATED BALANCE SHEETS
Columbia Banking System, Inc.
Unaudited			March 31,	December 31,
			2019	2018
			(in thousands)
ASSETS
Cash and due from banks			$178,591	$260,180
Interest-earning deposits with banks			33,482	17,407
Total cash and cash equivalents			212,073	277,587
Debt securities available for sale at fair value			3,027,270	3,167,448
Federal Home Loan Bank (“FHLB”) stock at cost			25,600	25,960
Loans held for sale			4,017	3,849
Loans, net of unearned income			8,520,798	8,391,511
Less: allowance for loan and lease losses			83,274	83,369
Loans, net			8,437,524	8,308,142
Interest receivable			46,835	45,323
Premises and equipment, net			168,139	168,788
Other real estate owned			6,075	6,019
Goodwill			765,842	765,842
Other intangible assets, net			43,189	45,937
Other assets			327,872	280,250
Total assets			$13,064,436	$13,095,145
LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing			$5,106,568	$5,227,216
Interest-bearing			5,262,441	5,230,910
Total deposits			10,369,009	10,458,126
FHLB advances			390,510	399,523
Securities sold under agreements to repurchase			23,018	61,094
Subordinated debentures			35,416	35,462
Other liabilities			157,863	107,291
Total liabilities			10,975,816	11,061,496
Commitments and contingent liabilities
	March 31,	December 31,
	2019	2018
	(in thousands)
Preferred stock (no par value)
Authorized shares	2,000	2,000
Common stock (no par value)
Authorized shares	115,000	115,000
Issued and outstanding	73,565	73,249	1,642,977	1,642,246
Retained earnings			442,597	426,708
Accumulated other comprehensive income (loss)			3,046	(35,305)
Total shareholders’ equity			2,088,620	2,033,649
Total liabilities and shareholders’ equity			$13,064,436	$13,095,145

CONSOLIDATED STATEMENTS OF INCOME
Columbia Banking System, Inc.	Three Months Ended
Unaudited	March 31,	December 31,	March 31,
	2019	2018	2018
Interest Income	(in thousands except per share amounts)
Loans	$108,416	$110,010	$103,027
Taxable securities	17,415	16,684	12,708
Tax-exempt securities	2,969	3,005	3,064
Deposits in banks	88	102	345
Total interest income	128,888	129,801	119,144
Interest Expense
Deposits	4,498	3,831	2,509
FHLB advances	2,685	1,399	570
Subordinated debentures	468	467	468
Other borrowings	215	216	116
Total interest expense	7,866	5,913	3,663
Net Interest Income	121,022	123,888	115,481
Provision for loan and lease losses	1,362	1,789	5,852
Net interest income after provision for loan and lease losses	119,660	122,099	109,629
Noninterest Income
Deposit account and treasury management fees	8,980	9,383	8,740
Card revenue	3,662	3,576	5,813
Financial services and trust revenue	2,957	3,211	2,730
Loan revenue	2,389	2,344	3,186
Bank owned life insurance	1,519	1,467	1,426
Investment securities gains (losses), net	1,847	(16)	22
Other	342	437	1,226
Total noninterest income	21,696	20,402	23,143
Noninterest Expense
Compensation and employee benefits	52,085	51,261	50,570
Occupancy	8,809	8,858	10,121
Data processing	4,669	5,278	5,270
Legal and professional fees	4,573	5,941	3,237
Amortization of intangibles	2,748	2,890	3,188
Business and Occupation ("B&O") taxes (1)	1,876	1,410	1,317
Advertising and promotion	974	1,061	1,429
Regulatory premiums	984	932	937
Net cost (benefit) of operation of other real estate owned	113	(26)	1
Other (1)	7,869	9,414	9,917
Total noninterest expense	84,700	87,019	85,987
Income before income taxes	56,656	55,482	46,785
Provision for income taxes	10,785	10,734	6,815
Net Income	$45,871	$44,748	$39,970
Earnings per common share
Basic	$0.63	$0.61	$0.55
Diluted	$0.63	$0.61	$0.55
Dividends declared per common share - regular	$0.28	$0.26	$0.22
Dividends declared per common share - special	0.14	0.14	—
Dividends declared per common share - total	$0.42	$0.40	$0.22
Weighted average number of common shares outstanding	72,521	72,434	72,300
Weighted average number of diluted common shares outstanding	72,524	72,438	72,305
__________
(1) Beginning the first quarter of 2019, B&O taxes were reported separately from other taxes, licenses and fees, which are now reported under “other noninterest expense.” Prior periods have been reclassified to conform to current period presentation.

FINANCIAL STATISTICS
Columbia Banking System, Inc.	Three Months Ended
Unaudited	March 31,	December 31,	March 31,
	2019	2018	2018
Earnings	(dollars in thousands except per share amounts)
Net interest income	$121,022	$123,888	$115,481
Provision for loan and lease losses	$1,362	$1,789	$5,852
Noninterest income	$21,696	$20,402	$23,143
Noninterest expense	$84,700	$87,019	$85,987
Acquisition-related expense (included in noninterest expense)	$—	$493	$4,265
Net income	$45,871	$44,748	$39,970
Per Common Share
Earnings (basic)	$0.63	$0.61	$0.55
Earnings (diluted)	$0.63	$0.61	$0.55
Book value	$28.39	$27.76	$26.60
Tangible book value per common share (1)	$17.39	$16.68	$15.39
Averages
Total assets	$13,048,041	$12,957,754	$12,603,144
Interest-earning assets	$11,561,627	$11,458,470	$11,122,753
Loans	$8,406,664	$8,441,354	$8,348,740
Securities, including equity securities and FHLB stock	$3,140,201	$2,998,638	$2,682,250
Deposits	$10,271,016	$10,560,280	$10,334,480
Interest-bearing deposits	$5,226,396	$5,298,590	$5,405,730
Interest-bearing liabilities	$5,802,965	$5,599,646	$5,627,853
Noninterest-bearing deposits	$5,044,620	$5,261,690	$4,928,750
Shareholders’ equity	$2,044,832	$1,988,981	$1,949,275
Financial Ratios
Return on average assets	1.41%	1.38%	1.27%
Return on average common equity	8.97%	9.00%	8.20%
Return on average tangible common equity (1)	15.57%	16.00%	15.08%
Average equity to average assets	15.67%	15.35%	15.47%
Shareholders equity to total assets	15.99%	15.53%	15.55%
Tangible common shareholders’ equity to tangible assets (1)	10.44%	9.95%	9.63%
Net interest margin (tax equivalent) (2)	4.32%	4.36%	4.28%
Efficiency ratio (tax equivalent) (3)	58.33%	59.31%	61.04%
Operating efficiency ratio (tax equivalent) (1)	57.54%	58.10%	57.59%
Noninterest expense ratio	2.60%	2.69%	2.73%
Core noninterest expense ratio (1)	2.60%	2.67%	2.59%
	March 31,	December 31,
Period end	2019	2018
Total assets	$13,064,436	$13,095,145
Loans, net of unearned income	$8,520,798	$8,391,511
Allowance for loan and lease losses	$83,274	$83,369
Securities, including equity securities and FHLB stock	$3,052,870	$3,193,408
Deposits	$10,369,009	$10,458,126
Core deposits	$9,898,982	$9,973,840
Shareholders’ equity	$2,088,620	$2,033,649
Nonperforming assets
Nonaccrual loans	$52,615	$54,842
Other real estate owned (“OREO”) and other personal property owned (“OPPO”)	6,075	6,049
Total nonperforming assets	$58,690	$60,891
Nonperforming loans to period-end loans	0.62%	0.65%
Nonperforming assets to period-end assets	0.45%	0.46%
Allowance for loan and lease losses to period-end loans	0.98%	0.99%
Net loan charge-offs (for the three months ended)	$1,457	$2,207
__________
(1) This is a non-GAAP measure. See section titled "Non-GAAP Financial Measures" on the last three pages of this earnings release for a reconciliation to the most comparable GAAP measure.
(2) Beginning January 2019, net interest margin was calculated using the actual number of days and on an Actual/Actual basis. This change was done to provide more meaningful trend information, on a quarterly basis, for our net interest margin regardless of the number of days in the quarter. Prior periods, which were previously reported on a 30/360 basis, have been restated to conform to the current basis.
(3) Noninterest expense divided by the sum of net interest income on a tax equivalent basis and noninterest income on a tax equivalent basis.

QUARTERLY FINANCIAL STATISTICS
Columbia Banking System, Inc.	Three Months Ended
Unaudited	March 31,	December 31,	September 30,	June 30,	March 31,
	2019	2018	2018	2018	2018
Earnings	(dollars in thousands except per share amounts)
Net interest income	$121,022	$123,888	$122,796	$116,674	$115,481
Provision for loan and lease losses	$1,362	$1,789	$3,153	$3,975	$5,852
Noninterest income	$21,696	$20,402	$21,019	$23,692	$23,143
Noninterest expense	$84,700	$87,019	$82,841	$84,643	$85,987
Acquisition-related expense (included in noninterest expense)	$—	$493	$1,081	$2,822	$4,265
Net income	$45,871	$44,748	$46,415	$41,749	$39,970
Per Common Share
Earnings (basic)	$0.63	$0.61	$0.63	$0.57	$0.55
Earnings (diluted)	$0.63	$0.61	$0.63	$0.57	$0.55
Book value	$28.39	$27.76	$27.05	$26.83	$26.60
Averages
Total assets	$13,048,041	$12,957,754	$12,805,131	$12,529,540	$12,603,144
Interest-earning assets	$11,561,627	$11,458,470	$11,326,629	$11,052,807	$11,122,753
Loans	$8,406,664	$8,441,354	$8,456,632	$8,389,230	$8,348,740
Securities, including equity securities and FHLB stock	$3,140,201	$2,998,638	$2,849,495	$2,628,292	$2,682,250
Deposits	$10,271,016	$10,560,280	$10,478,800	$10,264,822	$10,334,480
Interest-bearing deposits	$5,226,396	$5,298,590	$5,376,300	$5,390,869	$5,405,730
Interest-bearing liabilities	$5,802,965	$5,599,646	$5,620,997	$5,611,055	$5,627,853
Noninterest-bearing deposits	$5,044,620	$5,261,690	$5,102,500	$4,873,953	$4,928,750
Shareholders’ equity	$2,044,832	$1,988,981	$1,983,317	$1,954,552	$1,949,275
Financial Ratios
Return on average assets	1.41%	1.38%	1.45%	1.33%	1.27%
Return on average common equity	8.97%	9.00%	9.36%	8.54%	8.20%
Average equity to average assets	15.67%	15.35%	15.49%	15.60%	15.47%
Shareholders’ equity to total assets	15.99%	15.53%	15.29%	15.56%	15.55%
Net interest margin (tax equivalent) (1)	4.32%	4.36%	4.37%	4.30%	4.28%
Period end
Total assets	$13,064,436	$13,095,145	$12,956,596	$12,628,586	$12,530,636
Loans, net of unearned income	$8,520,798	$8,391,511	$8,514,317	$8,454,107	$8,339,631
Allowance for loan and lease losses	$83,274	$83,369	$83,787	$80,150	$79,827
Securities, including equity securities and FHLB stock	$3,052,870	$3,193,408	$2,942,655	$2,665,131	$2,640,685
Deposits	$10,369,009	$10,458,126	$10,603,957	$10,384,004	$10,395,523
Core deposits	$9,898,982	$9,973,840	$10,084,687	$9,888,696	$9,897,185
Shareholders’ equity	$2,088,620	$2,033,649	$1,981,395	$1,964,881	$1,947,923
Goodwill	$765,842	$765,842	$765,842	$765,842	$765,842
Other intangible assets, net	$43,189	$45,937	$48,827	$51,897	$54,985
Nonperforming assets
Nonaccrual loans	$52,615	$54,842	$60,332	$69,504	$78,464
OREO and OPPO	6,075	6,049	7,415	7,080	11,507
Total nonperforming assets	$58,690	$60,891	$67,747	$76,584	$89,971
Nonperforming loans to period-end loans	0.62%	0.65%	0.71%	0.82%	0.94%
Nonperforming assets to period-end assets	0.45%	0.46%	0.52%	0.61%	0.72%
Allowance for loan and lease losses to period-end loans	0.98%	0.99%	0.98%	0.95%	0.96%
Net loan charge-offs (recoveries)	$1,457	$2,207	$(484)	$3,652	$1,671
__________
(1) Beginning January 2019, net interest margin was calculated using the actual number of days and on an Actual/Actual basis. This change was done to provide more meaningful trend information, on a quarterly basis, for our net interest margin regardless of the number of days in the quarter. Prior periods, which were previously reported on a 30/360 basis, have been restated to conform to the current basis.

LOAN PORTFOLIO COMPOSITION
Columbia Banking System, Inc.
Unaudited	March 31,	December 31,	September 30,	June 30,	March 31,
	2019	2018	2018	2018	2018
Loan Portfolio Composition - Dollars	(dollars in thousands)
Commercial business	$3,509,472	$3,438,422	$3,554,147	$3,538,492	$3,402,162
Real estate:
One-to-four family residential	282,673	238,367	232,924	180,522	182,302
Commercial and multifamily residential	3,917,833	3,846,027	3,786,615	3,758,207	3,776,709
Total real estate	4,200,506	4,084,394	4,019,539	3,938,729	3,959,011
Real estate construction:
One-to-four family residential	207,900	217,790	211,629	206,181	208,441
Commercial and multifamily residential	240,458	284,394	349,328	387,951	385,339
Total real estate construction	448,358	502,184	560,957	594,132	593,780
Consumer	312,886	318,945	327,863	326,402	323,631
Purchased credit impaired	88,257	89,760	95,936	101,782	109,299
Subtotal loans	8,559,479	8,433,705	8,558,442	8,499,537	8,387,883
Less: Net unearned income	(38,681)	(42,194)	(44,125)	(45,430)	(48,252)
Loans, net of unearned income	8,520,798	8,391,511	8,514,317	8,454,107	8,339,631
Less: Allowance for loan and lease losses	(83,274)	(83,369)	(83,787)	(80,150)	(79,827)
Total loans, net	8,437,524	8,308,142	8,430,530	8,373,957	8,259,804
Loans held for sale	$4,017	$3,849	$5,275	$6,773	$4,312

	March 31,	December 31,	September 30,	June 30,	March 31,
Loan Portfolio Composition - Percentages	2019	2018	2018	2018	2018
Commercial business	41.2%	41.0%	41.7%	41.9%	40.8%
Real estate:
One-to-four family residential	3.3%	2.8%	2.7%	2.1%	2.2%
Commercial and multifamily residential	46.1%	45.8%	44.5%	44.4%	45.3%
Total real estate	49.4%	48.6%	47.2%	46.5%	47.5%
Real estate construction:
One-to-four family residential	2.4%	2.6%	2.5%	2.4%	2.5%
Commercial and multifamily residential	2.8%	3.4%	4.1%	4.6%	4.6%
Total real estate construction	5.2%	6.0%	6.6%	7.0%	7.1%
Consumer	3.7%	3.8%	3.9%	3.9%	3.9%
Purchased credit impaired	1.0%	1.1%	1.1%	1.2%	1.3%
Subtotal loans	100.5%	100.5%	100.5%	100.5%	100.6%
Less: Net unearned income	(0.5)%	(0.5)%	(0.5)%	(0.5)%	(0.6)%
Loans, net of unearned income	100.0%	100.0%	100.0%	100.0%	100.0%

DEPOSIT COMPOSITION
Columbia Banking System, Inc.
Unaudited
	March 31,	December 31,	September 30,	June 30,	March 31,
	2019	2018	2018	2018	2018
Deposit Composition - Dollars	(dollars in thousands)
Core deposits:
Demand and other noninterest-bearing	$5,106,568	$5,227,216	$5,250,222	$4,953,993	$4,927,226
Interest-bearing demand	1,270,047	1,244,254	1,260,543	1,278,686	1,328,756
Money market	2,389,024	2,367,964	2,413,185	2,513,648	2,477,487
Savings	897,329	890,557	908,945	875,707	886,171
Certificates of deposit, less than $250,000	236,014	243,849	251,792	266,662	277,545
Total core deposits	9,898,982	9,973,840	10,084,687	9,888,696	9,897,185

Certificates of deposit, $250,000 or more	101,965	89,473	90,387	91,578	96,333
Certificates of deposit insured by CDARS®	22,890	23,580	23,841	23,492	23,191
Brokered certificates of deposit	51,375	57,930	65,476	68,870	76,931
Reciprocal money market accounts	294,096	313,692	340,044	311,935	302,544
Subtotal	10,369,308	10,458,515	10,604,435	10,384,571	10,396,184
Valuation adjustment resulting from acquisition accounting	(299)	(389)	(478)	(567)	(661)
Total deposits	$10,369,009	$10,458,126	$10,603,957	$10,384,004	$10,395,523

	March 31,	December 31,	September 30,	June 30,	March 31,
Deposit Composition - Percentages	2019	2018	2018	2018	2018
Core deposits:
Demand and other noninterest-bearing	49.2%	50.0%	49.5%	47.7%	47.4%
Interest-bearing demand	12.2%	11.9%	11.9%	12.3%	12.8%
Money market	23.0%	22.6%	22.8%	24.2%	23.8%
Savings	8.7%	8.5%	8.6%	8.4%	8.5%
Certificates of deposit, less than $250,000	2.3%	2.3%	2.4%	2.6%	2.7%
Total core deposits	95.4%	95.3%	95.2%	95.2%	95.2%

Certificates of deposit, $250,000 or more	1.0%	0.9%	0.9%	0.9%	0.9%
Certificates of deposit insured by CDARS®	0.2%	0.2%	0.2%	0.2%	0.2%
Brokered certificates of deposit	0.5%	0.6%	0.6%	0.7%	0.7%
Reciprocal money market accounts	2.9%	3.0%	3.1%	3.0%	3.0%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

AVERAGE BALANCES AND RATES
Columbia Banking System, Inc.
Unaudited
	Three Months Ended			Three Months Ended
	March 31, 2019			March 31, 2018
	Average Balances	Interest Earned / Paid	Average Rate (3)	Average Balances	Interest Earned / Paid	Average Rate (3)
	(dollars in thousands)
ASSETS
Loans, net (1)(2)	$8,406,664	$109,715	5.29%	$8,348,740	$104,091	5.06%
Taxable securities	2,637,436	17,415	2.68%	2,158,039	12,708	2.39%
Tax exempt securities (2)	502,765	3,758	3.03%	524,211	3,878	3.00%
Interest-earning deposits with banks	14,762	88	2.42%	91,763	345	1.52%
Total interest-earning assets	11,561,627	130,976	4.59%	11,122,753	121,022	4.41%
Other earning assets	232,077			218,126
Noninterest-earning assets	1,254,337			1,262,265
Total assets	$13,048,041			$12,603,144
LIABILITIES AND SHAREHOLDERS’ EQUITY
Certificates of deposit	$406,539	$576	0.57%	$479,729	$526	0.44%
Savings accounts	897,335	44	0.02%	878,170	41	0.02%
Interest-bearing demand	1,258,054	953	0.31%	1,252,823	535	0.17%
Money market accounts	2,664,468	2,925	0.45%	2,795,008	1,407	0.20%
Total interest-bearing deposits	5,226,396	4,498	0.35%	5,405,730	2,509	0.19%
FHLB advances	499,428	2,685	2.18%	125,660	570	1.84%
Subordinated debentures	35,438	468	5.36%	35,623	468	5.33%
Other borrowings	41,703	215	2.09%	60,840	116	0.77%
Total interest-bearing liabilities	5,802,965	7,866	0.55%	5,627,853	3,663	0.26%
Noninterest-bearing deposits	5,044,620			4,928,750
Other noninterest-bearing liabilities	155,624			97,266
Shareholders’ equity	2,044,832			1,949,275
Total liabilities & shareholders’ equity	$13,048,041			$12,603,144
Net interest income (tax equivalent)		$123,110			$117,359
Net interest margin (tax equivalent)			4.32%			4.28%
__________

(1)
Nonaccrual loans have been included in the tables as loans carrying a zero yield. Amortized net deferred loan fees and net unearned discounts on acquired loans were included in the interest income calculations. The amortization of net deferred loan fees was $2.2 million for the three months ended March 31, 2019 and 2018. The incremental accretion on acquired loans was $2.0 million and $3.7 million for the three months ended March 31, 2019 and 2018, respectively.

(2)
Tax-exempt income is calculated on a tax equivalent basis. The tax equivalent yield adjustment to interest earned on loans was $1.3 million and $1.1 million for the three months ended March 31, 2019 and 2018, respectively. The tax equivalent yield adjustment to interest earned on tax exempt securities was $789 thousand and $814 thousand for the three months ended March 31, 2019 and 2018, respectively.

(3)
Beginning January 2019, average rates were calculated using the actual number of days and on an Actual/Actual basis. This change was done to provide more meaningful trend information, on a quarterly basis, for our net interest margin regardless of the number of days in the quarter. Prior periods, which were previously reported on a 30/360 basis, have been restated to conform to the current basis.

AVERAGE BALANCES AND RATES
Columbia Banking System, Inc.
Unaudited
	Three Months Ended			Three Months Ended
	March 31, 2019			December 31, 2018
	Average Balances	Interest Earned / Paid	Average Rate (3)	Average Balances	Interest Earned / Paid	Average Rate (3)
	(dollars in thousands)
ASSETS
Loans, net (1)(2)	$8,406,664	$109,715	5.29%	$8,441,354	$111,239	5.23%
Taxable securities	2,637,436	17,415	2.68%	2,493,683	16,684	2.65%
Tax exempt securities (2)	502,765	3,758	3.03%	504,955	3,805	2.99%
Interest-earning deposits with banks	14,762	88	2.42%	18,478	102	2.19%
Total interest-earning assets	11,561,627	130,976	4.59%	11,458,470	131,830	4.56%
Other earning assets	232,077			230,601
Noninterest-earning assets	1,254,337			1,268,683
Total assets	$13,048,041			$12,957,754
LIABILITIES AND SHAREHOLDERS’ EQUITY
Certificates of deposit	$406,539	$576	0.57%	$427,592	$587	0.54%
Savings accounts	897,335	44	0.02%	897,976	36	0.02%
Interest-bearing demand	1,258,054	953	0.31%	1,230,351	730	0.24%
Money market accounts	2,664,468	2,925	0.45%	2,742,671	2,478	0.36%
Total interest-bearing deposits	5,226,396	4,498	0.35%	5,298,590	3,831	0.29%
FHLB advances	499,428	2,685	2.18%	215,606	1,399	2.57%
Subordinated debentures	35,438	468	5.36%	35,484	467	5.22%
Other borrowings	41,703	215	2.09%	49,966	216	1.72%
Total interest-bearing liabilities	5,802,965	7,866	0.55%	5,599,646	5,913	0.42%
Noninterest-bearing deposits	5,044,620			5,261,690
Other noninterest-bearing liabilities	155,624			107,437
Shareholders’ equity	2,044,832			1,988,981
Total liabilities & shareholders’ equity	$13,048,041			$12,957,754
Net interest income (tax equivalent)		$123,110			$125,917
Net interest margin (tax equivalent)			4.32%			4.36%
__________

(1)
Nonaccrual loans have been included in the tables as loans carrying a zero yield. Amortized net deferred loan fees and net unearned discounts on acquired loans were included in the interest income calculations. The amortization of net deferred loan fees was $2.2 million and $2.5 million for the three months ended March 31, 2019 and December 31, 2018, respectively. The incremental accretion on acquired loans was $2.0 million and $2.6 million for the three months ended March 31, 2019 and December 31, 2018, respectively.

(2)
Tax-exempt income is calculated on a tax equivalent basis. The tax equivalent yield adjustment to interest earned on loans was $1.3 million and $1.2 million for the three months ended March 31, 2019 and December 31, 2018, respectively. The tax equivalent yield adjustment to interest earned on tax exempt securities was $789 thousand and $800 thousand for the three months ended March 31, 2019 and December 31, 2018, respectively.

(3)
Beginning January 2019, average rates were calculated using the actual number of days and on an Actual/Actual basis. This change was done to provide more meaningful trend information, on a quarterly basis, for our net interest margin regardless of the number of days in the quarter. Prior periods, which were previously reported on a 30/360 basis, have been restated to conform to the current basis.

Non-GAAP Financial Measures
The Company considers its operating net interest margin and operating efficiency ratios to be useful measurements as they more closely reflect the ongoing operating performance of the Company. Despite the usefulness of the operating net interest margin and operating efficiency ratio to the Company, there are no standardized definitions for them and, as a result, the Company’s calculations may not be comparable with other organizations. The Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.
The following tables reconcile the Company’s calculation of the operating net interest margin and operating efficiency ratio:

	Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
Operating net interest margin non-GAAP reconciliation:	(dollars in thousands)
Net interest income (tax equivalent) (1)	$123,110	$125,917	$117,359
Adjustments to arrive at operating net interest income (tax equivalent):
Incremental accretion income on FDIC purchased credit impaired loans	(288)	(395)	(329)
Incremental accretion income on other acquired loans	(1,747)	(2,218)	(3,370)
Premium amortization on acquired securities	1,779	1,671	2,075
Interest reversals on nonaccrual loans	626	417	417
Operating net interest income (tax equivalent) (1)	$123,480	$125,392	$116,152
Average interest earning assets	$11,561,627	$11,458,470	$11,122,753
Net interest margin (tax equivalent) (1)(2)	4.32%	4.36%	4.28%
Operating net interest margin (tax equivalent) (1)(2)	4.33%	4.34%	4.24%

	Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
Operating efficiency ratio non-GAAP reconciliation:	(dollars in thousands)
Noninterest expense (numerator A)	$84,700	$87,019	$85,987
Adjustments to arrive at operating noninterest expense:
Acquisition-related expenses	—	(493)	(4,265)
Net benefit (cost) of operation of OREO and OPPO	(114)	(23)	4
Loss on asset disposals	—	(166)	—
Business and Occupation (“B&O”) taxes	(1,876)	(1,410)	(1,317)
Operating noninterest expense (numerator B)	$82,710	$84,927	$80,409

Net interest income (tax equivalent) (1)	$123,110	$125,917	$117,359
Noninterest income	21,696	20,402	23,143
Bank owned life insurance tax equivalent adjustment	404	390	379
Total revenue (tax equivalent) (denominator A)	$145,210	$146,709	$140,881

Operating net interest income (tax equivalent) (1)	$123,480	$125,392	$116,152
Adjustments to arrive at operating noninterest income (tax equivalent):
Investment securities loss (gain), net	(1,847)	16	(22)
Gain on asset disposals	—	(30)	(35)
Operating noninterest income (tax equivalent)	20,253	20,778	23,465
Total operating revenue (tax equivalent) (denominator B)	$143,733	$146,170	$139,617
Efficiency ratio (tax equivalent) (numerator A/denominator A)	58.33%	59.31%	61.04%
Operating efficiency ratio (tax equivalent) (numerator B/denominator B)	57.54%	58.10%	57.59%
__________
(1) Tax-exempt interest income has been adjusted to a tax equivalent basis. The amount of such adjustment was an addition to net interest income of $2.1 million, $2.0 million, and $1.9 million for the three months ended March 31, 2019, December 31, 2018, and March 31, 2018.
(2) Beginning January 2019, net interest margin (tax equivalent) and operating net interest margin (tax equivalent) were calculated using the actual number of days and on an Actual/Actual basis. This change was done to provide more meaningful trend information, on a quarterly basis, for our net interest margin regardless of the number of days in the quarter. Prior periods, which were previously reported on a 30/360 basis, have been restated to conform to the current basis.

Non-GAAP Financial Measures - Continued
The Company also considers its core noninterest expense ratio to be a useful measurement as it more closely reflects the ongoing operating performance of the Company. Despite the usefulness of the core noninterest expense ratio to the Company, there is not a standardized definition for it, as a result, the Company’s calculations may not be comparable with other organizations. The Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.
The following table reconciles the Company’s calculation of the core noninterest expense ratio:

	Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
Core noninterest expense ratio non-GAAP reconciliation:	(dollars in thousands)
Noninterest expense (numerator A)	$84,700	$87,019	$85,987
Adjustments to arrive at core noninterest expense:
Acquisition-related expenses	—	(493)	(4,265)
Core noninterest expense (numerator B)	$84,700	$86,526	$81,722
Average assets (denominator)	$13,048,041	$12,957,754	$12,603,144
Noninterest expense ratio (numerator A/denominator) (1)	2.60%	2.69%	2.73%
Core noninterest expense ratio (numerator B/denominator) (2)	2.60%	2.67%	2.59%
__________
(1) For the purpose of this ratio, interim noninterest expense has been annualized.
(2) For the purpose of this ratio, interim core noninterest expense has been annualized.

The Company considers its tangible common equity ratio and tangible book value per share ratio to be useful measurements in evaluating the capital adequacy of the Company as they provide a method to assess management’s success in utilizing our tangible capital. Despite the usefulness of these ratios to the Company, there is not a standardized definition for them, as a result, the Company’s calculation may not always be comparable with other organizations. The Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.

The following tables reconcile the Company’s calculation of the tangible common equity ratio:

	March 31,	December 31,	March 31,
	2019	2018	2018
Tangible common equity ratio and tangible book value per common share non-GAAP reconciliation:	(dollars in thousands except per share amounts)
Shareholders’ equity (numerator A)	$2,088,620	$2,033,649	$1,947,923
Adjustments to arrive at tangible common equity:
Goodwill	(765,842)	(765,842)	(765,842)
Other intangible assets, net	(43,189)	(45,937)	(54,985)
Tangible common equity (numerator B)	$1,279,589	$1,221,870	$1,127,096
Total assets (denominator A)	$13,064,436	$13,095,145	$12,530,636
Adjustments to arrive at tangible assets:
Goodwill	(765,842)	(765,842)	(765,842)
Other intangible assets, net	(43,189)	(45,937)	(54,985)
Tangible assets (denominator B)	$12,255,405	$12,283,366	$11,709,809
Shareholders’ equity to total assets (numerator A/denominator A)	15.99%	15.53%	15.55%
Tangible common shareholders’ equity to tangible assets (numerator B/denominator B)	10.44%	9.95%	9.63%
Common shares outstanding (denominator C)	73,565	73,249	73,240
Book value per common share (numerator A/denominator C)	$28.39	$27.76	$26.60
Tangible book value per common share (numerator B/denominator C)	$17.39	$16.68	$15.39

Non-GAAP Financial Measures - Continued
The Company also considers its return on average tangible common equity ratio to be a useful measurement as it evaluates the Company’s ongoing ability to generate returns for its common shareholders. By removing the impact of intangible assets and their related amortization and tax effects, the performance of the business can be evaluated, whether acquired or developed internally. Despite the usefulness of this ratio to the Company, there is not a standardized definition for it, and, as a result, the Company’s calculation may not always be comparable with other organizations. The Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.

The following tables reconcile the Company’s calculation of the return on average tangible common shareholders' equity ratio:

	Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
Return on average tangible common equity non-GAAP reconciliation:	(dollars in thousands)
Net income (numerator A)	$45,871	$44,748	$39,970
Adjustments to arrive at tangible income applicable to common shareholders:
Amortization of intangibles	2,748	2,890	3,188
Tax effect on intangible amortization	(577)	(607)	(669)
Tangible income applicable to common shareholders (numerator B)	$48,042	$47,031	$42,489
Average shareholders’ equity (denominator A)	$2,044,832	$1,988,981	$1,949,275
Adjustments to arrive at average tangible common equity:
Average intangibles	(810,376)	(813,145)	(822,376)
Average tangible common equity (denominator B)	$1,234,456	$1,175,836	$1,126,899
Return on average common equity (numerator A/denominator A) (1)	8.97%	9.00%	8.20%
Return on average tangible common equity (numerator B/denominator B) (2)	15.57%	16.00%	15.08%
__________
(1) For the purpose of this ratio, interim net income has been annualized.
(2) For the purpose of this ratio, interim tangible income applicable to common shareholders has been annualized.